Exhibit 10.4

i.d.i.gear

**Innovative Designs, Inc.**

June 10, 2010

I, Frank Riccelli, am lending Innovative Designs, Inc the amount of $40,000 Dollars, for a period of 120 days, at an interest rate of 10%. Repayment of $44,000, interest included, will be made.

Frank Riccelli

Witness – Gregory P. Domian

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303